PROMISSORY NOTE DUE 2000

US $5,000,000.00                        Donaldsonville, Louisiana
                                                    April 3, 1997

     The undersigned unconditionally promises to pay to the order of Melamine Chemicals, Inc., at its offices at 39046 Highway 18 West, Donaldsonville, Louisiana 70346, or at such other location as is designated by the holder hereof, in lawful money of the United States of America, the principal amount of FIVE MILLION AND NO/100 DOLLARS (US $5,000,000.00), all of which shall be payable in full on January 1, 2000 (the "Maturity Date").

     The outstanding principal amount of this Note shall bear interest ("Ordinary Interest") from and including the date hereof until paid at the rate of FIVE AND NINETY-FOUR ONE-HUNDREDTHS PERCENT (5.94%) per annum. Interest shall be calculated on a 365 day per year basis and shall be payable annually in arrears on January 1 of each year, with the first such interest payment being due on January 1, 1998 and with a final interest payment in the amount of all outstanding interest then unpaid being due on the Maturity Date.

     If a payment of principal or interest falls due on a Saturday, Sunday, or any other day on which financial institutions are generally not open for business in New Orleans, Louisiana, payment shall be made on the next business day.

     If, on any date on which an installment of principal or interest is due under this Note, the undersigned is owed money by Melamine Chemicals, Inc. under the terms of a final award rendered by arbitrators in accordance with Section 14.6 of that certain Technology Transfer and Technical Cooperation Agreement (the "Technology Transfer Agreement") dated as of February 25, 1997, between Melamine Chemicals, Inc. and the undersigned, the undersigned may offset the amount of such unpaid award against the installment of principal or interest then due under this Note. If the amount of such installment of principal or interest is insufficient to satisfy the unpaid award in full, the remaining unpaid amount of the award may be used to offset subsequent installments of principal or interest under this Note until the award is satisfied in its entirety. If the amount of such installment of principal or interest is greater than the amount of the unpaid award, the undersigned shall pay the remainder of such installment of principal or interest to the holder of this Note on the date due. Except as expressly set forth in this paragraph, this Note is not subject to any other right of offset or compensation in favor of the undersigned. Neither the enforcement nor the collection of this Note is subject to arbitration under the Technology Transfer Agreement.

     Any amounts payable pursuant to this Note, whether principal or interest, which are not paid on the date due shall bear interest ("Default Interest") at a rate equal to twelve percent (12%) per annum from such due date until paid in full.

     All payments on this Note shall be applied first to attorneys' fees and other costs then accrued, if any; second, to the Default Interest then accrued, if any; third, to Ordinary Interest then accrued, if any; and, finally, to the principal installments in the inverse order of maturity. The undersigned shall have the right and privilege of prepaying all or any part of this Note at any time without notice or penalty.

     This Note shall become immediately due and payable at the option of the holder hereof, without presentment or demand or any notice to the undersigned or any other person obligated hereon, upon (a) the undersigned's failure to pay any installment of principal or interest under this Note on or before the due date thereof, (b) the undersigned becoming subject to bankruptcy, receivership, liquidation, or other insolvency proceedings, whether voluntarily or involuntarily, whether under federal, state or foreign law or (c) the undersigned making a general assignment for the benefit of its creditors or becoming unable to pay its bills as they become due in the regular course of its business.

     If this Note is collected by suit or through any bankruptcy court, or any judicial proceedings, or if this Note is not paid at maturity, however such maturity may be brought about, and it is placed in the hands of an attorney for collection, then the undersigned unconditionally promises to pay all reasonable attorneys' fees and court costs associated with the enforcement of this Note.

     The undersigned and all sureties, endorsers and guarantors of this Note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, all pleas of division and discussion and all other notice, filing of suit and diligence in collecting this Note or enforcing any security herefor, and agree to any substitution, exchange or release of any of such security or the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note, to first institute suit or exhaust its remedies against any maker or others liable herefor, or to enforce its rights against any security herefor, and consent to any extensions or postponements of the time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them and hereby bind themselves in solido for the payment hereof in principal, interest, costs and attorneys' fees; provided, however, that nothing in the foregoing paragraph shall operate as a waiver of the rights of the undersigned against MCI or its successors under the fourth paragraph of this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of Louisiana, United States of America.

                              DSM MELAMINE B.V.



                              By:  /s/  Pieter Harten
                                   ------------------
                                   Pieter Harten
                                   Business Group Director